UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 28, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code: 508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on September 1, 2015, HeartWare International, Inc. (the “Company”) entered into a Business Combination Agreement (the “Agreement”) by and among the Company, Valtech Cardio, Ltd. (“Valtech”), HW Global, Inc. (“Holdco”), HW Merger Sub, Inc., Valor Merger Sub Ltd. and Valor Shareholder Representative, LLC, pursuant to which the Company and Valtech proposed to effect a strategic combination of their respective businesses under Holdco subject to certain closing conditions (the “Transaction”). The Company filed the Agreement with the Securities and Exchange Commission on September 1, 2015 as Exhibit 2.1 to its Current Report on Form 8-K.

Effective January 28, 2016, the Company terminated the Agreement pursuant to Section 10.1(h) of the Agreement by delivering written notice to the other parties. A copy of the Company’s press release announcing the termination of the Transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

As a result of the termination, pursuant to the terms of the Agreement, the Company will loan Valtech $30 million pursuant to a convertible promissory note in the form set forth on Exhibit G to the Agreement (the “Note”). Subject to the terms of the Note, the Note matures in three years and bears interest at a rate equal to 6% per year.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by HeartWare International, Inc., dated January 28, 2016, regarding the termination of the Valtech transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: January 28, 2016	By:	/s/ Lawrence J. Knopf
		Name:	Lawrence J. Knopf
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by HeartWare International, Inc., dated January 28, 2016, regarding the termination of the Valtech transaction.